Exhibit 99.1

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:	:	Chapter 11
:
Rentech WP U.S. Inc., et al.,[1]	:	Case No. 17-12958 (CSS)
:
Debtors.	:	(Jointly Administered)
:
	:	Hearing Date: January 17, 2018 at 10:00 a.m. (ET) Objection Deadline: January 10, 2018 at 4:00 p.m. (ET)
:
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MOTION OF THE DEBTORS FOR ENTRY OF AN ORDER

AUTHORIZING THE DEBTORS TO APPROVE THE SALE OF ASSETS OF NON-

DEBTOR SUBSIDIARIES AND THE TAKING OF CORPORATE ACTION IN

CONNECTION THEREWITH

The debtors and debtors-in-possession in the above-captioned chapter 11 cases (collectively, the “Debtors”) hereby file this motion (this “Motion”) for entry of an order, in substantially the form annexed hereto as Exhibit A (the “Order”), authorizing the Debtors to (i) approve the sale (the “NEWP Sale”) of all or substantially all of the assets of New England Wood Pellet, LLC (“NEWP”), a wholly-owned non-debtor subsidiary of Rentech WP U.S. Inc., and the assets of NEWP’s subsidiaries Schuyler Wood Pellet, LLC and Deposit Wood Pellet, LLC (such entities, together with NEWP, the “NEWP Sellers”) to Lignetics of New England, Inc. (the “NEWP Buyer”) pursuant to that certain Asset Purchase Agreement, dated December 19, 2017, among the NEWP Sellers, the NEWP Buyer, Rentech, Inc., and Lignetics, Inc., as Buyer Guarantor (the “NEWP APA”) and to take such related actions as are required to consummate the NEWP Sale pursuant to its terms; (ii) approve the sale (the “Fulghum Sale” and, together with the NEWP Sale, the “Sales”) of all or substantially all of the assets of

1 The Debtors, together with the last four digits of each Debtor’s U.S. federal tax identification number, are Rentech WP U.S. Inc. (7863) and Rentech, Inc. (7421). The address for the Debtors is 10880 Wilshire Boulevard, Suite 1101, Los Angeles, CA 90024.

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Fulghum Fibres, Inc. (“Fulghum”), a wholly-owned non-debtor subsidiary of Rentech WP U.S. Inc., and the assets of Fulghum’s subsidiaries Fulghum Fibres Florida, Inc. and Fulghum Fibres Collins, Inc. (such entities, together with Fulghum, the “Fulghum Sellers” and, together with the NEWP Sellers, the “Sellers”) to FFI Acquisition, Inc. (the “Fulghum Buyer” and, together with the NEWP Buyer, the “Buyers”) pursuant to that certain Asset Purchase Agreement, dated December 15, 2017, by and among the Fulghum Sellers, the Fulghum Buyer, Rentech, Inc., and Scott Davis Chip Company, Inc., as Affiliate Guarantor of the Fulghum Buyer (the “Fulghum APA” and, together with the NEWP APA, the “APAs”)2 and to take such related actions as are required to consummate the Fulghum Sale pursuant to its terms; and (iii) take all corporate actions that the Debtors deem reasonably necessary in order to consummate the Sales. In support of this Motion, the Debtors rely upon and incorporate by reference the Declaration of Paul Summers, Chief Financial Officer of Rentech WP U.S. Inc. and Rentech, Inc., in Support of Chapter 11 Petitions and First Day Pleadings [Docket No. 13] (the “Summers Declaration”), and respectfully state as follows:

JURISDICTION AND VENUE

1. This Court has jurisdiction to consider this Motion under 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. This is a core proceeding under 28 U.S.C. § 157(b), and pursuant to Rule 9013-1(f) of the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), the

2 The NEWP APA is attached hereto as Exhibit B and the Fulghum APA is attached hereto as Exhibit C. The Debtors have served the APAs on the Office of the United States Trustee for the District of Delaware, counsel for the agent for the Debtors’ prepetition secured lenders, and counsel to the Debtors’ prepetition secured lenders. All other parties in interest may obtain a copy of the APAs by contacting counsel to the Debtors at the address listed below or by accessing the website of Prime Clerk LLC, the Debtors’ claims and noticing agent, at http://cases.primeclerk.com/rentech.

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Debtors consent to the entry of a final order by the Court in connection with this Motion to the extent that it is later determined that the Court, absent consent of the parties, cannot enter final orders or judgments in connection herewith consistent with Article III of the United States Constitution. Venue of these cases and this Motion in this district is proper under 28 U.S.C. §§ 1408 and 1409.

2. The statutory predicates for the relief requested herein are Sections 105 and 363(b) of Title 11 of the United States Code (the “Bankruptcy Code”).

BACKGROUND

3. On December 19, 2017 (the “Petition Date”), the Debtors each filed voluntary petitions in this Court commencing cases for relief under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”). The factual background regarding the Debtors, including their business operations, their capital and debt structures, and the events leading to the filing of the Chapter 11 Cases, is set forth in detail in the Summers Declaration.

4. The Debtors continue to manage and operate their businesses as debtors-in-possession pursuant to Bankruptcy Code Sections 1107 and 1108. No trustee or examiner has been requested in the Chapter 11 Cases and no committees have yet been appointed. The Chapter 11 Cases are being jointly administered for procedural purposes only pursuant to Bankruptcy Rule 1015(b).

A.	Overview of Operations

5. Rentech, Inc. has 37 direct and indirect non-debtor subsidiaries (the “Non-Debtor Subsidiaries” and, together with the Debtors, “Rentech”) in addition to Rentech WP U.S. Inc. (“Rentech WP”), which is a wholly owned direct subsidiary of Rentech, Inc. Rentech is a wood fibre processing company with three core businesses: (i) contract wood handling and chipping services; (ii) the manufacture and sale of wood pellets for the U.S. heating market; and (iii) the

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manufacture, aggregation, and sale of wood pellets for the utility and industrial power generation market.

6. Rentech is effectively comprised of the following segments: (1) NEWP and its non-debtor subsidiaries; (2) Fulghum and its U.S. non-debtor subsidiaries (collectively, “Fulghum US”); (3) the South American non-debtor subsidiaries of Fulghum (collectively, “Fulghum SA” and, together with Fulghum US, “Fulghum Fibres”);3 (4) Rentech, Inc.’s direct and indirect Canadian non-debtor subsidiaries (collectively, “Rentech Canada”);4 and (5) Rentech, Inc., Rentech WP, and all other direct and indirect U.S. non-debtor subsidiaries of Rentech, Inc. (collectively, “Rentech US”).

B.	Wood Handling and Chipping Services – Fulghum Fibres

7. The majority of Fulghum Fibres’ customers are large pulp, paper, and packaging manufacturers who use wood chips from Fulghum Fibres’ mills to manufacture products such as boxboard, containerboard, paper, and medium density fiberboard for building products. Fulghum US sells wood chips to customers in the United States, while Fulghum SA provides services to customers in South America and sells wood chips to customers in Japan. The majority of Fulghum Fibre’s customers use wood chips from Fulghum Fibre’s 26 mills.

8. Fulghum US’s revenue is primarily generated from fees under exclusive processing agreements. Each of Fulghum US’s mills typically operates under an exclusive processing agreement with a single customer. At its mills, Fulghum US is paid a processing fee based on tons processed, with minimum volume base rates and a reduced fee rate for higher volumes.

3 Fulghum also owns 50% of Fulghum Fibres New Zealand Limited, which is non-operational.

4 RTK (Luxembourg) WP S.A.R.L. is the parent of many of Rentech’s Canadian entities, and is included as part of Rentech Canada.

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C.	Wood Pellets – NEWP

9. NEWP, which has facilities and customers located in the Northeastern United States, is one of the largest producers of wood pellets for the United States residential and commercial heating markets. NEWP primarily sells its wood pellets to big-box and specialty retailers, including lawn and garden centers, heating supply stores, hardware stores, markets, and convenience stores. It also sells pellets in bulk to large institutions, including schools, universities, and governmental agencies, to heat buildings.

D.	Proposed Asset Sales

10. During 2015 and 2016, Rentech began to experience revenue, cash flow, and liquidity challenges due in large part to construction and operating issues with the Canadian wood pellet facilities, reduced sales for the wood pellet businesses located in the Northeastern United States operated through NEWP, and reduced demand for the wood chipping services provided by Fulghum US in the Southeastern United States. The increasing strain on Rentech’s liquidity threatened its ability to continue to service its debts.

11. On April 19, 2016, Rentech, Inc. engaged Wells Fargo Securities, LLC (“Wells Fargo”) to assist in the process of reviewing strategic alternatives to address Rentech’s liquidity needs. Specifically, Wells Fargo was retained to assist in evaluating potential transactions involving the sale, transfer, or other disposition of all or a portion of Rentech’s businesses or assets, or the equity interests in Rentech, Inc.

12. On January 30, 2017, Rentech, Inc. also retained RPA Advisors, LLC (“RPA” and, together with Wells Fargo, the “Advisors”) to, among other things, validate its business plans and financial forecasts, develop restructuring proposals, and conduct discussions with creditors and stakeholders. Since being engaged, the Advisors have (i) helped Rentech evaluate, identify, and implement initiatives designed to enhance liquidity, (ii) assisted Rentech in

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evaluating potential transaction alternatives and strategies and in identifying financial and/or strategic institutional investors or other investors who might have been interested in participating in a transaction, and (iii) advised Rentech as to potential mergers or acquisitions and the potential sale or other disposition of its business assets.

13. After full consideration of Rentech’s potential strategic and financial alternatives and discussions with many potential investors, it became clear that there were no viable out-of-court refinancing or restructuring options for the Debtors to pursue. Faced with a lack of viable financing options and dwindling liquidity, and after extensive discussions with its Advisors, Rentech determined that (i) the sale of substantially all of the assets of (a) the Fulghum Sellers, (b) the NEWP Sellers, and (c) RTK WP2 Canada, ULC,5 and (ii) the liquidation of RTK WP Canada, ULC’s wood pellet production facility in Wawa, Ontario (the “Wawa Facility”) pursuant to a receivership, combined with the Debtors’ bankruptcy filing in the United States and the filing of a liquidating plan, was in the best interests of the Debtors and their creditors.

14. Prior to the Petition Date, the Advisors conducted an extensive marketing process in an effort to locate a potential buyer for Rentech or certain of the Non-Debtor Subsidiaries. Approximately 42 potential buyers were contacted during the marketing process, approximately 36 of which executed non-disclosure agreements6 and received a confidential information

5 RTK WP2 Canada, ULC owns a wood pellet production facility in Atikokan, Ontario (the “Atikokan Facility”).

6 One of the parties that executed a non-disclosure agreement was The Price Industries, Inc. (“Price”). As one of Fulghum’ s main competitors in the market, Fulghum determined early in the marketing process that it would not be able to provide copies of key customer contracts to Price during the diligence process without (i) harming Fulghum’s ability to sell these valuable assets to other potential purchasers and (ii) risking the loss of significant market share to Price. Price has competed for and won business from Fulghum in recent years and providing contract details including pricing, the definition of cost, timing of payments, the terms of payment for excess production, take or pay requirements, and buyout provisions to Price would make future loss of business a great risk to Fulghum or a buyer of Fulghum going forward. As a result, Fulghum’s sale discussions with Price did not progress beyond Fulghum providing high-level information and consolidated forecasts to Price and Price providing an initial value indication based on limited information to Fulghum. Following the Debtors’ bankruptcy filing, Price

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memorandum, and approximately 13 of which delivered an indication of interest either for Rentech or certain of the Non-Debtor Subsidiaries.

15. After extensive arms-length and good faith negotiations with a select group of bidders, and after giving due consideration to a number of factors, including the consideration offered by each potential buyer, the likelihood that a sale to a potential buyer would close, and an assessment of the risks associated with disclosing sensitive information to a potential buyer, the Debtors and the Sellers, in an exercise of their business judgment, determined that the Buyers provided the highest and best offer for the Sellers’ assets. In all, the Debtors’ and the Sellers’ marketing process encompassed approximately fifteen months of preliminary diligence, negotiation and analysis.

16. On December 15, 2017, the Fulghum Sellers entered into the Fulghum APA pursuant to which the Fulghum Buyer will purchase substantially all of Fulghum US’s assets (aside from certain specified excluded assets) and assume substantially all of its liabilities (aside from certain specified excluded liabilities). The base purchase price under the Fulghum APA is $28,000,000.7 contacted the Debtors and the Office of the United States Trustee expressing a renewed interest in the Fulghum assets at a potentially higher price than is being offered by the Fulghum Buyer pursuant to the Fulghum APA. However, as before, Fulghum has concluded that it cannot provide key diligence materials to Price without irreparably harming the value of its assets with respect to any other potential third party purchaser and potentially putting the current offer from the Fulghum Buyer at risk. In addition, the purchase price previously proposed by Price included additional assets not being sold pursuant to the Fulghum APA and reflected a different time period before Fulghum’s business experienced changes that reduced the value of the Fulghum US assets to potential buyers, including Price. As such, Fulghum does not believe that Price would provide a value for the Fulghum US assets in excess of what is currently being offered by the Fulghum Buyer. As such, Fulghum and the Debtors continue to believe that proceeding with the Fulghum Sale remains in the best interests of the Debtors, their estates, and stakeholders.

7 The final purchase price under the Fulghum APA will include a working capital adjustment and adjustments to account for, among other things, certain excluded assets and liabilities and amounts paid into an escrow account.

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17. On December 19, 2017, the NEWP Sellers entered into the NEWP APA pursuant to which the NEWP Buyer will purchase substantially all of NEWP’s assets (aside from certain specified excluded assets) and assume substantially all of its liabilities (aside from certain specified excluded liabilities). The base purchase price under the NEWP APA is $33,000,000.8 Collectively, the assets being sold in the NEWP APA and in the Fulghum APA likely constitute substantially all of the Debtors’ assets.

E.	The Chapter 11 Cases

18. The Debtors filed these Chapter 11 Cases on December 19, 2017 to address near-term liquidity and operational challenges brought on in part by the failure of Rentech’s Wawa, Facility to operate as expected coupled with Rentech, Inc.’s guarantee of the obligations arising under some of the larger contracts needed for the Wawa Facility operations. The total contingent obligations for Rentech, Inc. related to these guarantees is in the tens of millions of dollars.

19. Ultimately, in early 2017, Rentech elected to shutter the Wawa Facility. For more than a year, Rentech attempted to find buyers for the Wawa Facility, but it was unable to do so. Although the Wawa Facility has been idled, substantial carrying costs have continued to accrue, including those costs relating to certain minimum requirements for buying power and mandatory reimbursements to Quebec Stevedoring Limited.

20. Rentech, Inc., as a publicly traded company with multiple business units, incurs substantial selling, general, and administrative costs for maintaining accounting, finance, and legal personnel necessary to consolidate the results of multiple businesses (domestic and foreign) for public company reporting. In addition, although Rentech, Inc. initiated massive cost cutting protocols over the past approximately 18 to 24 months, as a public company, it has certain costs

8 The final purchase price under the NEWP APA will include a working capital adjustment and adjustments to account for, among other things, certain excluded assets and liabilities and amounts paid into an escrow account.

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associated with its financial reporting. Finally, the principal balance under the Debtors’ secured debt continues to accrue regular interest.

21. Although the NEWP and Fulghum businesses are self-sustaining, they are not profitable enough to generate enough cash to pay for Rentech’s corporate costs and the carrying costs associated with the Wawa Facility’s failure to operate. As a result of its dwindling cash position, the Debtors have been forced to seek relief under chapter 11 of the Bankruptcy Code.

22. The Debtors have determined that a sale of substantially all of the assets of the NEWP Sellers and the Fulghum Sellers will maximize creditor recoveries and is in the best interests of the Debtors’ estates. Although there are no guarantees, the Debtors reasonably expect that the net proceeds of the Sales will pay all secured and priority creditors of the Debtors in full and provide value to the Debtors’ general unsecured creditors.

23. Rentech, Inc. directly owns 100% of the common stock of Rentech WP and Rentech WP directly owns 100% of the common stock of Fulghum and 100% of the membership interests of NEWP. None of the Sellers are debtors in these Chapter 11 Cases and because the Sales only include assets of non-debtor affiliates, they do not involve assets of the Debtors’ estates. However, because the Sales could be deemed to involve substantially all of the Debtors’ assets (as the parents of each of the Sellers), the Debtors are requesting authority to take all necessary corporate action to consummate the Sales, including permitting Rentech, Inc. to approve the Sales without first having to seek approval of the Sales from its public shareholders.

24. Finally, the parties recognize, and the APAs reflect, that all parties have an interest in ensuring expeditious consummation of the Sales. Thus, as provided in the Fulghum APA, the Debtors agreed to file this Motion with the Court within five business days of the Petition Date.

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RELIEF REQUESTED

25. By this Motion, the Debtors request entry of an order pursuant to Bankruptcy Code Sections 105 and 363(b) authorizing the Debtors to approve the Sales pursuant to the APAs and to take all corporate actions that they determine are reasonably necessary in order to cause their non-debtor subsidiaries NEWP and Fulghum to consummate the Sales.

BASIS FOR RELIEF

A.	The Approving and Taking Actions to Consummate the Sale of the Fulghum and NEWP Assets pursuant to the APAs is Within the Debtors’ Sound Business Judgment

26. Bankruptcy Code Section 105(a) provides that “[t]he court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title.” 11 U.S.C. § 105. The Debtors submit that Court approval is not required in order for non-Debtors to sell or transfer non-Debtor assets because such assets do not constitute property of the Debtors’ estates within the meaning of Bankruptcy Code Section 541(a). Nonetheless, the Debtors request that this Court authorize the Debtors to take the corporate action necessary to consummate the Sales. In doing so, the Debtors submit that the Court may grant such relief pursuant to Section 105(a) using the same principles and standards that the Court would use to approve a transaction outside of the ordinary course of a debtor’s business under Bankruptcy Code Section 363(b).

27. Specifically, Bankruptcy Code Section 363(b)(1) provides, in relevant part, that “[t]he trustee, after notice and a hearing, may use, sell, or lease, other than in the ordinary course of business, property of the estate.” 11 U.S.C. § 363(b)(1). Although Section 363 does not specify a standard for determining when it is appropriate for a court to authorize the use, sale, or lease of property of the estate, bankruptcy courts routinely authorize the use of estate property outside the ordinary course of business when that use is based upon the sound business judgment

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of the debtor. See Meyers v. Martin (In re Martin), 91 F.3d 389, 395 (3d Cir. 1996) (“[U]nder normal circumstances the court would defer to the trustee’s judgment so long as there is a legitimate business justification.”); In re Montgomery Ward Holding Corp., 242 B.R. 147, 153 (D. Del. 1999) (holding that trustee need only have a “sound business purpose” to justify use of estate property under Section 363(b)); see also In re Friedman’s, Inc., 336 B.R. 891, 895 (Bankr. N.D. Ga. 2005) (same); In re Aerovox. Inc., 269 B.R. 74, 80 (Bankr. D. Mass. 2001) (same). When a valid business justification exists, the law vests the debtor’s decision to use property out of the ordinary course of business with a strong presumption that “‘in making a business decision the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the company.’” See In re Integrated Res., Inc., 147 B.R. 650, 656 (S.D.N.Y. 1992) (citations omitted).

28. Furthermore, once “the debtor articulates a reasonable basis for its business decisions (as distinct from a decision made arbitrarily or capriciously), courts will generally not entertain objections to the debtors’ conduct.” Comm. of Asbestos-Related Litigants and/or Creditors v. Johns-Manville Corp. (In re Johns-Manville Corp.), 60 B.R. 612, 616 (Bankr. S.D.N.Y. 1986). There is a presumption that in making a business decision, directors of a corporation act in good faith, on an informed basis, honestly believing that their action is in the best interests of the company. See In re Tower Air, 416 F.3d 229, 238 (3d Cir. 2005). Thus, if a debtor’s actions satisfy the business judgment standard, then the transaction in question should be approved under Bankruptcy Code Section 363(b)(1). See In re Montgomery Ward Holding Corp., 242 B.R. at 153 (“In evaluating whether a sound business purpose justifies the use, sale or lease of property under Section 363(b), courts consider a variety of factors, which essentially represent a ‘business judgment test.’”) (citation omitted).

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29. A sound business purpose for the use of a debtor’s assets outside the ordinary course of business may be found where the use is necessary to preserve the value of assets for the estate, its creditors, or interest holders. See generally In re Lionel Corp., 722 F.2d 1063 (2nd Cir. 1983).

30. To the extent either of the Debtors need to take corporate action to approve and facilitate the Sales of these subsidiaries’ assets, such actions could be considered a sale or use of property outside the ordinary course of business and the Debtors have articulated clear and sound business justifications for causing the Non-Debtor Subsidiaries to consummate the Sales. First, the relief requested herein will provide a framework within which the Sales may be efficiently completed without the significant time and expense that is likely to be incurred if it were determined that Rentech, Inc. is otherwise required to seek approval of the Sales from Rentech, Inc.’s public shareholders. Second, the Sales will provide additional liquidity to permit the Debtors to make a substantial distribution to creditors. Based on a thorough consideration of all viable alternatives, and after concluding that the Sales will provide substantial liquidity benefits to the Debtors, the Debtors determined, in their reasonable business judgment that the Sales are in the best interests of their estates.

31. Notably, the Sales will provide incremental liquidity to the Debtors’ estates and result in an enhanced recovery to creditors. In total, the Debtors expect to receive at least $32 million in cash proceeds from the Sales and the sale of the Atikokan Facility. A portion of the cash proceeds from the Fulghum Sale and the sale of the Atikokan Facility will be paid directly to the Debtors’ secured creditors to reduce the Debtors’ secured indebtedness with the balance of the cash proceeds flowing upstream to Rentech, Inc. With increased liquidity from the cash proceeds from the Sales and the sale of the Atikokan Facility, the Debtors will be better

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positioned to fund their operations and ongoing liquidation activities. Further, after an extensive marketing and negotiation process that lasted over fifteen months and included reaching out to 42 prospective purchasers, several indications of interest, and extensive diligence and negotiation with the Buyers, the Debtors reasonably believe that the Sales represent the highest and best offer for the Sellers’ assets.

32. The Debtors support the Sales of the assets by the Sellers after thorough consideration of all viable alternatives, including various alternative deal structures. The Sellers have (i) extensively and comprehensively marketed the subject assets, (ii) taken into account, when considering potential purchasers, among other things, the consideration offered by a potential purchaser and the likelihood that a particular purchaser would consummate the transaction, and (iii) pursued agreements designed to maximize the amount to be realized from the Sales. The Sales represent the culmination of a multi-month marketing process that targeted numerous potential buyers and that will allow the Debtors’ estates to benefit from arm’s-length sales to well-qualified third parties that will maximize the value of the Debtors’ estates and thereby benefit all constituents in these Chapter 11 Cases.

B.	Other Courts Have Approved Similar Relief

33. Courts have entered orders in other cases authorizing a debtor to cause its non-debtor affiliates to enter into transactions for the benefit of a debtor’s estate. See, e.g., In re Abeinsa Holding Inc., Case No. 16-10790 (KJC), Docket No. 162 (Bankr. D. Del. May 3, 2016) (authorizing debtor to sell substantially all assets of non-debtor subsidiaries); In re Haggen Holdings, LLC, Case No. 15-11874 (KG), Docket No. 1832 (Bankr. D. Del. Apr. 26, 2016) (authorizing debtor to monetize assets of non-debtor affiliates); In re Variant Holding Company, LLC, Case No. 14-12021 (BLS), Docket No. 381 (Bankr. D. Del. June 5, 2015) (authorizing debtor to sell assets of non-debtor subsidiaries pursuant to purchase agreement); In re Savient

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Pharmaceuticals, Inc., Case No. 13-12680 (MFW), Docket No. 109 (Bankr. D. Del. Nov. 4, 2013) (authorizing debtors to dissolve foreign non-debtor subsidiaries); In re Arcapita Bank B.S.C.(c), Case No. 12-11076 (SHL), Docket No. 726 (Bankr. S.D.N.Y. Dec. 18, 2012) (authorizing debtor to grant consents and approvals in connection with sale by non-debtor subsidiary pursuant to purchase agreement); In re Tribune Company, Case No. 08-13141 (KJC), Docket No. 8150 (Bankr. D. Del. Feb. 25, 2011) (authorizing debtor to cause non-debtor affiliate to make capital contribution in another entity); In re Calpine Corporation, Case No. 05-60200 (BRL), Docket No. 926 (Bankr. S.D.N.Y. Mar. 1, 2006) (authorizing and approving sale procedures for non-debtor subsidiaries); In re Enron Corp., Case No. 01-16034 (AJG), Docket No. 520 (Bankr. S.D.N.Y. Dec. 28, 2001) (authorizing sale of all assets of non-debtor affiliate). Accordingly, the Court should approve the Sales here.

RESERVATION OF RIGHTS

34. Nothing contained herein is intended or should be construed as an admission of the validity of any claim against the Debtors, a waiver of the Debtors’ rights to dispute any claim, or an approval or assumption of any agreement, contract, or lease under Bankruptcy Code Section 365 (except as set forth herein). The Debtors expressly reserve their rights to contest any assertion to the contrary as well as any objections to the relief sought herein in accordance with applicable non-bankruptcy law.

WAIVER OF BANKRUPTCY RULES

35. Pursuant to Bankruptcy Rule 6004(h), “[a]n order authorizing the use, sale, or lease of property other than cash collateral is stayed until the expiration of 14 days after entry of the order, unless the court orders otherwise.” Fed. R. Bankr. P. 6004(h). As set forth throughout this Motion, any delay in the Debtors’ ability to enter into and consummate the Sales would

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jeopardize the Sales and be detrimental to the Debtors, their estates, creditors, stakeholders, and other parties in interest.

36. For this reason and those set forth above, the Debtors submit that ample cause exists to justify a waiver of the fourteen (14) day stay imposed by Bankruptcy Rule 6004(h), to the extent applicable in the Order.

NOTICE

37. Notice of this Motion will be given to: (a) the Office of the United States Trustee for the District of Delaware; (b) counsel to the Debtors’ prepetition term loan agent; (c) counsel to the Debtors’ prepetition term loan lenders; (d) counsel to the Debtors’ prepetition revolving loan lender; (e) the parties included on the Debtors’ consolidated list of thirty (30) largest unsecured creditors; (f) the Internal Revenue Service; (g) any party that has requested notice pursuant to Bankruptcy Rule 2002; (h) counsel to the Buyers; and (i) counsel to Price. In light of the nature of the relief requested, the Debtors respectfully submit that no further notice is necessary. Additionally, the Debtors will undertake reasonable efforts to make publicly available to shareholders of Rentech, Inc. information regarding this Motion and any hearing thereon.

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CONCLUSION

WHEREFORE, for the reasons set forth herein, the Debtors respectfully request that the Court enter an Order, substantially in the form attached hereto as Exhibit A, granting the relief requested herein and granting such other and further relief as the Court deems appropriate.

Dated: December 27, 2017	YOUNG CONAWAY
Wilmington, Delaware	STARGATT & TAYLOR, LLP

/s/ Matthew B. Lunn

Michael R. Nestor (No. 3526)

Matthew B. Lunn (No. 4119)

Rodney Square

1000 North King Street

Wilmington, DE 19801

Telephone: (302) 571-6600

Facsimile: (302) 571-1253

E-mail: mnestor@ycst.com

             mlunn@ycst.com

- and -

Peter M. Gilhuly (admitted pro hac vice) Kimberly A. Posin (pro hac vice admission pending)
Adam E. Malatesta (admitted pro hac vice)
LATHAM & WATKINS LLP

355 South Grand Avenue, Suite 100

Los Angeles, California 90071-1560

Telephone: (213) 485-1234

Facsimile: (213) 891-8763

E-mail: Peter.Gilhuly@lw.com

             Kim.Posin@lw.com

             Adam.Malatesta@lw.com

Proposed Counsel for  Debtors and Debtors-in-Possession

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:	:	Chapter 11
:
Rentech WP U.S. Inc., et al.,[1]	:	Case No. 17-12958 (CSS)
:
Debtors.	:	(Jointly Administered)
:
	:	Hearing Date: January 17, 2018 at 10:00 a.m. (ET) Objection Deadline: January 10, 2018 at 4:00 p.m. (ET)
:
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NOTICE OF MOTION

TO:

(A) THE OFFICE OF THE UNITED STATES TRUSTEE FOR THE DISTRICT OF DELAWARE; (B) COUNSEL TO THE PREPETITION TERM LOAN AGENT; (C) COUNSEL TO THE PREPETITION TERM LOAN LENDERS; (D) COUNSEL TO THE PREPETITION REVOLVING LOAN LENDER; (E) THE INTERNAL REVENUE SERVICE; (F) BANK OF MONTREAL; (G) COUNSEL TO THE BUYERS; (H) COUNSEL TO PRICE; (I) THE PARTIES INCLUDED ON THE DEBTORS’ CONSOLIDATED LIST OF THIRTY (30) LARGEST UNSECURED CREDITORS; AND (J) ANY PARTY THAT HAS REQUESTED NOTICE PURSUANT TO BANKRUPTCY RULE 2002

PLEASE TAKE NOTICE that the debtors and debtors-in-possession in the above-captioned chapter 11 cases (collectively, the “Debtors”) filed the Motion of the Debtors for Entry of an Order Authorizing the Debtors to Consent to the Sale of Assets of Non-Debtor Subsidiaries and the Taking of Corporate Action in Connection Therewith (the “Motion”).

PLEASE TAKE FURTHER NOTICE that any objections to the Motion must be filed on or before January 10, 2018 at 4:00 p.m. (ET) (the “Objection Deadline”) with the United States Bankruptcy Court for the District of Delaware, 3rd Floor, 824 Market Street, Wilmington, Delaware 19801. At the same time, you must serve a copy of any objection upon the undersigned proposed counsel to the Debtors so as to be received on or before the Objection Deadline.

PLEASE TAKE FURTHER NOTICE THAT A HEARING ON THE MOTION WILL BE HELD ON JANUARY 17, 2018 AT 10:00 A.M. (ET) BEFORE THE HONORABLE CHRISTOPHER S. SONTCHI, IN THE UNITED STATES BANKRUPTCY

1 The Debtors, together with the last four digits of each Debtor’s U.S. federal tax identification number, are Rentech WP U.S. Inc. (7863) and Rentech, Inc. (7421). The address for the Debtors is 10880 Wilshire Boulevard, Suite 1101, Los Angeles, CA 90024.

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COURT FOR THE DISTRICT OF DELAWARE, 824 NORTH MARKET STREET, 5TH FLOOR, COURTROOM NO. 6, WILMINGTON, DELAWARE 19801.

PLEASE TAKE FURTHER NOTICE THAT IF YOU FAIL TO RESPOND IN ACCORDANCE WITH THIS NOTICE, THE COURT MAY GRANT THE RELIEF REQUESTED IN THE MOTION WITHOUT FURTHER NOTICE OR A HEARING.

Dated:	December 27, 2017 Wilmington, Delaware	YOUNG CONAWAY STARGATT & TAYLOR, LLP
/s/ Matthew B. Lunn
Michael R. Nestor (No. 3526) Matthew B. Lunn (No. 4119)
Rodney Square
1000 North King Street
Wilmington, DE 19801
Telephone: (302) 571-6600
Facsimile: (302) 571-1253 Email: mnestor@ycst.com mlunn@ycst.com

-and-

Peter M. Gilhuly (admitted pro hac vice) Kimberly A. Posin (pro hac vice admission pending) Adam E. Malatesta (pro hac vice admission pending) LATHAM & WATKINS LLP
355 South Grand Avenue, Suite 100
Los Angeles, California 90071-1560
Telephone: (213) 485-1234 Facsimile: (213) 891-8763 E-mail: peter.gilhuly@lw.com kim.posin@lw.com adam.malatesta@lw.com

Proposed Counsel for Debtors and Debtors-in-Possession

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EXHIBIT A

Proposed Order

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

--------------------------------------------------------------	x
In re:	:	Chapter 11
:
Rentech WP U.S. Inc., et al.,[1]	:	Case No. 17-12958 (CSS)
:
Debtors.	:	(Jointly Administered)
:
	:	Docket Ref. No
:
--------------------------------------------------------------	x

ORDER AUTHORIZING THE DEBTORS TO APPROVE THE SALE OF ASSETS OF

NON-DEBTOR SUBSIDIARIES AND THE TAKING OF CORPORATE ACTION IN

CONNECTION THEREWITH

Upon consideration of the motion (the “Motion”)2 of the Debtors for entry of an order, pursuant to Bankruptcy Code Sections 105 and 363(b), authorizing the Debtors to approve the sale of assets of certain non-debtor subsidiaries and the taking of corporate action in connection therewith, as more fully described in the Motion; and the Court having reviewed the Motion and the Summers Declaration; and the Court having jurisdiction to consider the Motion and the relief requested therein in accordance with 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012; and the Court having found that this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2) and that this court may enter an order consistent with Article III of the United States Constitution; and the Court having found that venue of this proceeding and the Motion in

1 The Debtors, together with the last four digits of each Debtor’s U.S. federal tax identification number, are Rentech WP U.S. Inc. (7863) and Rentech, Inc. (7421). The address for the Debtors is 10880 Wilshire Boulevard, Suite 1101, Los Angeles, CA 90024.

2 Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Motion.

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this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and it appearing that proper and adequate notice of the Motion has been given and that no other or further notice is necessary; and upon the record herein; and after due deliberation thereon; and the Court having determined that the relief sought in the Motion represents a sound exercise of the Debtors’ business judgment and there is good and sufficient cause appearing for the relief set forth in this Order, it is hereby

ORDERED, ADJUDGED, AND DECREED THAT:

1. The Motion is GRANTED as set forth herein.

2. The Debtors are authorized, but not directed, to take all such corporate actions as are desirable or necessary to cause the Sellers to monetize the Sellers’ assets with respect to the APAs, including approving, effectuating and consummating the Sales.

3. The Debtors are authorized to take all actions necessary to effectuate the relief granted pursuant to this Order in accordance with the Motion.

4. Notwithstanding Bankruptcy Rule 6004(h), this Order shall be effective and enforceable immediately upon entry hereof.

5. The Court retains jurisdiction with respect to all matters arising from or related to the implementation, interpretation and enforcement of this Order.

Dated:	January , 2018
Wilmington, Delaware
THE HONORABLE CHRISTOPHER S. SONTCHI UNITED STATES BANKRUPTCY JUDGE

3

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EXHIBIT B

FULGHUM APA

[A copy of the Fulghum APA may be obtained by contacting counsel to the Debtors or by accessing the website of Prime Clerk LLC, the Debtors’ claims and noticing agent, at http://cases.primeclerk.com/rentech.]

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EXHIBIT C

NEWP APA

[A copy of the NEWP APA may be obtained by contacting counsel to the Debtors or by accessing the website of Prime Clerk LLC, the Debtors’ claims and noticing agent, at http://cases.primeclerk.com/rentech.]